POWER OF ATTORNEY
FOR EXECUTING SEC FORMS 3, 4, and 5

	KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints James E. Kline, Vice President, General Counsel and Secretary, J. Jay
McCracken, Senior Attorney and Assistant Secretary and Gregory E. Meyers,
Assistant General Counsel, of Cooper Tire & Rubber Company, and each of them, as the true and lawful attorneys-in-fact of the undersigned, for the following purposes:

(1)	to execute for and on behalf of the undersigned Forms 3, 4 or 5 reporting the undersigned's holdings of the Common Stock of Cooper Tire & Rubber Company and changes in the holdings in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)	to do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such Form with the United States Securities and Exchange Commission and any other authority; and

(3)	to take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

Each attorney-in-fact is authorized to act individually, and need not act jointly.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the holdings of and transactions in securities, of Cooper Tire & Rubber Company by the undersigned, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 26th day of July, 2007.

Signature     /s/Robert D. Welding